Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES FULL YEAR AND FOURTH QUARTER 2018
FINANCIAL RESULTS

Total Revenues Increased 17% to $1.9 Billion in 2018

GAAP Diluted EPS of $7.30; Adjusted Diluted EPS of $13.70

Launched Vyxeos for AML in the EU and Initiated Broad Development Program

Received U.S. Approval of Xyrem for Pediatric Narcolepsy

Submitted the MAA to EMA for Solriamfetol in Excessive Daytime Sleepiness in Narcolepsy and Obstructive Sleep Apnea

Completed Patient Enrollment in JZP-258 Phase 3 Study in Narcolepsy and Initiated Patient Enrollment in JZP-258 Phase 3 Study in Idiopathic Hypersomnia

2019 Full Year Revenue Guidance of $2.05 to $2.13 Billion

DUBLIN, February 26, 2019 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the full year and the fourth quarter of 2018 and provided financial guidance for 2019.
“Our evolution as a global biopharmaceutical company continued in 2018 as we delivered another year of record revenues and made substantial progress on key milestones, including advancing multiple pre-clinical, early- and late-stage development programs. We also initiated a broad development program to generate data for Vyxeos in new AML patient populations and other hematologic malignancies,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “In 2019, our strong financial position and scalable operations provide a foundation for further growth as we focus on key regulatory approvals, planned product launches, our development pipeline and multiple initiatives to maximize our commercial portfolio.”
GAAP net income for 2018 was $447.1 million, or $7.30 per diluted share, compared to $487.8 million, or $7.96 per diluted share, for 2017. GAAP net income for the fourth quarter of 2018 was $159.5 million, or $2.64 per diluted share, compared to $232.2 million, or $3.79 per diluted share, for the fourth quarter of 2017. 2017 GAAP net income, for the full year and the fourth quarter, included a net tax benefit of $148.8 million, or $2.43 per diluted share, related to enactment of the U.S. Tax Cuts and Jobs Act (U.S. Tax Act).
Adjusted net income for 2018 was $838.6 million, or $13.70 per diluted share, compared to $676.7 million, or $11.04 per diluted share, for 2017. Adjusted net income for the fourth quarter of 2018 was $220.0 million, or $3.64 per diluted share, compared to $180.5 million, or $2.95 per diluted share, for the fourth quarter of 2017. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Financial Highlights

	Three Months Ended December 31,			Year Ended December 31,
(In thousands, except per share amounts and percentages)	2018	2017	Change	2018	2017	Change
Total revenues	$476,457	$436,399	9%	$1,890,922	$1,618,693	17%
GAAP net income	$159,470	$232,207	(31)%	$447,098	$487,848	(8)%
Adjusted net income	$219,951	$180,493	22%	$838,613	$676,718	24%
GAAP EPS	$2.64	$3.79	(30)%	$7.30	$7.96	(8)%
Adjusted EPS	$3.64	$2.95	23%	$13.70	$11.04	24%

Total Revenues

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2018	2017	2018	2017
Xyrem® (sodium oxybate) oral solution	$374,830	$312,477	$1,404,866	$1,186,699
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	24,265	47,755	174,739	197,340
Defitelio® (defibrotide sodium) / defibrotide	37,712	36,299	149,448	133,650
Vyxeos® (daunorubicin and cytarabine) liposome for injection	25,618	24,071	100,835	33,790
Prialt® (ziconotide) intrathecal infusion[1]	—	6,058	20,839	27,361
Other	4,909	3,435	18,746	22,559
Product sales, net	467,334	430,095	1,869,473	1,601,399
Royalties and contract revenues	9,123	6,304	21,449	17,294
Total revenues	$476,457	$436,399	$1,890,922	$1,618,693
____________________________
1. In the third quarter of 2018, the company completed the sale of its rights to Prialt.

Total revenues increased 17% in 2018 and 9% in the fourth quarter of 2018 compared to the same periods in 2017.
Xyrem net product sales increased 18% in 2018 and 20% in the fourth quarter of 2018 compared to the same periods in 2017.
Erwinaze/Erwinase net product sales decreased 11% in 2018 and 49% in the fourth quarter of 2018 compared to the same periods in 2017. The intermittent product supply disruptions experienced in the fourth quarter and full year 2018 were more extensive than in 2017, resulting in significant supply outages that negatively impacted the company's ability to supply Erwinaze. The company expects further supply disruptions during 2019.
Defitelio/defibrotide net product sales increased 12% in 2018 and 4% in the fourth quarter of 2018 compared to the same periods in 2017. The company continues to expect inter-quarter variability in Defitelio net sales because hepatic veno-occlusive disease is an ultra-rare disease.
Vyxeos net product sales were $100.8 million in 2018 compared to $33.8 million in 2017. The company launched Vyxeos in the U.S. in August 2017 and initiated a rolling launch in the EU in September 2018. Vyxeos net product sales increased 6% in the fourth quarter of 2018 compared to the fourth quarter of 2017. The company continues to focus resources on the launch of Vyxeos in a competitive and complex marketplace as well as on generating data to support Vyxeos' use across broader patient populations in acute myeloid leukemia (AML) and other hematological malignancies.

Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2018	2017	2018	2017
GAAP:
Cost of product sales	$26,337	$25,248	$121,544	$110,188
Gross margin	94.4%	94.1%	93.5%	93.1%
Selling, general and administrative	$161,865	$143,050	$683,530	$544,156
% of total revenues	34.0%	32.8%	36.1%	33.6%
Research and development	$56,657	$65,995	$226,616	$198,442
% of total revenues	11.9%	15.1%	12.0%	12.3%
Impairment charges	$—	$—	$42,896	$—
Acquired in-process research and development	$—	$8,000	$—	$85,000
Income tax provision (benefit)	$5,144	$(113,654)	$80,162	$(47,740)
Effective tax rate	3.1%	(95.6)%	15.1%	(10.8)%

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2018	2017	2018	2017
Non-GAAP adjusted:
Cost of product sales	$24,725	$23,782	$114,910	$104,376
Gross margin	94.7%	94.5%	93.9%	93.5%
Selling, general and administrative	$142,107	$121,414	$548,687	$454,938
% of total revenues	29.8%	27.8%	29.0%	28.1%
Research and development	$51,304	$43,276	$196,579	$162,072
% of total revenues	10.8%	9.9%	10.4%	10.0%
Income tax provision	$29,220	$55,574	$148,515	$159,881
Effective tax rate	11.7%	23.5%	15.0%	19.1%
Operating expenses changed over the prior year periods primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in 2018 and in the fourth quarter of 2018 compared to the same periods in 2017 on a GAAP and on a non-GAAP adjusted basis primarily due to expenses related to the potential commercial launch of solriamfetol in the U.S. and the rolling launch of Vyxeos in the EU, and an increase in compensation-related expenses driven by higher headcount. SG&A expenses in 2018 on a GAAP basis also included an estimated loss contingency of $57.0 million related to an ongoing U.S. Department of Justice investigation of the company's support of 501(c)(3) organizations that provide financial assistance to Medicare patients.

•
Research and development (R&D) expenses increased in 2018 and in the fourth quarter of 2018 compared to the same periods in 2017 on a GAAP and on a non-GAAP adjusted basis due to increased expenses related to the company's pre-clinical and clinical development programs and regulatory activities, including an increase in related headcount for these activities, and support of our partner programs.

•	Impairment charges were recognized in 2018 in connection with the company's sale of its rights to Prialt.

•	Acquired in-process research and development expense in 2017 related to an upfront payment of $75.0 million in connection with a collaboration and option agreement with ImmunoGen, Inc.

Cash Flow and Balance Sheet
As of December 31, 2018, cash, cash equivalents and investments were $824.6 million and the outstanding principal balance of the company’s long-term debt was $1.8 billion. In 2018, the company generated $798.9 million of cash from operations, received a $50.0 million upfront payment for the sale of rights to Prialt, purchased a priority review voucher for $110.0 million and used $523.7 million to repurchase shares.
In 2018, the company repurchased approximately 3,530,000 ordinary shares under the company's share repurchase program at an average cost of $148.33 per ordinary share. In November and December 2018, the company’s board of directors increased the existing share repurchase program by $320.0 million and $400.0 million, respectively. As of December 31, 2018, the remaining amount authorized for share repurchases was $379.1 million.

Pipeline and Key Business Developments
In November 2018, the company announced that the National Institute for Health and Care Excellence published a Final Appraisal Determination recommending Vyxeos® 44 mg/100 mg powder for concentrate for solution for infusion for routine use on the National Health Service in England and Wales for the treatment of adults with newly diagnosed, therapy-related AML or AML with myelodysplasia-related changes.
In November 2018, the company submitted a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) for solriamfetol as a treatment to improve wakefulness and reduce excessive daytime sleepiness (EDS) in adult patients with narcolepsy or obstructive sleep apnea (OSA).
In November 2018, the company announced that the first patient was enrolled in a Phase 3 clinical trial evaluating the efficacy and safety of JZP-258 for the treatment of idiopathic hypersomnia.
In December 2018, the company announced that the U.S. Food and Drug Administration extended the review period for the company's new drug application (NDA) for solriamfetol as a treatment to improve wakefulness and reduce EDS in adult patients with narcolepsy or OSA. The updated Prescription Drug User Fee Act goal date is March 20, 2019.
In January 2019, the company and Codiak BioSciences, Inc. announced entry into a strategic collaboration focused on the research, development and commercialization of exosome therapeutics to treat cancer, including an exclusive license for five targets to be developed using Codiak's exosome platform.
In January 2019, the German Institute for the Hospital Remuneration System awarded Vyxeos NUB-1 status designation. The New Diagnostic and Therapeutic Methods (NUB) process opens the path for negotiations between hospitals and health insurers for the reimbursement of new medical treatments in the German system.
In February 2019, Porton Biopharma Limited (PBL) delivered a notice of termination of the Erwinaze license and supply agreement, resulting in the expiration of the term of the agreement on December 31, 2020. If the company and PBL do not reach a new agreement to continue their commercial relationship beyond 2020, the company would retain the right to sell certain Erwinaze inventory for a 12 month period following contract expiration, but would otherwise lose its right to commercialize Erwinaze after December 31, 2020.

2019 Financial Guidance
Jazz Pharmaceuticals' full year 2019 financial guidance is as follows (in millions, except per share amounts and percentages):

Revenues[1]	$2,050 - $2,130
Total net product sales[1]	$2,035 - $2,110
-Xyrem net sales	$1,530 - $1,570
-Erwinaze/Erwinase net sales	$160 - $195
-Defitelio/defibrotide net sales	$155 - $180
-Vyxeos net sales	$120 - $150
GAAP gross margin %	94%
Non-GAAP adjusted gross margin %[2,6]	94%
GAAP SG&A expenses	$702 - $740
Non-GAAP adjusted SG&A expenses[3,6]	$620 - $650
GAAP R&D expenses	$313 - $382
Non-GAAP adjusted R&D expenses[4,6]	$235 - $265
GAAP effective tax rate	17% - 21%
Non-GAAP adjusted effective tax rate[5,6]	17% - 19%
GAAP net income per diluted share	$6.80 - $8.50
Non-GAAP adjusted net income per diluted share[6]	$14.30 - $15.00
____________________________

1.	Includes minimal net sales contribution from solriamfetol in the U.S., assuming launch in mid-2019.

2.	Excludes $6-$8 million of share-based compensation expense from estimated GAAP gross margin.

3.	Excludes $82-$90 million of share-based compensation expense from estimated GAAP SG&A expenses.

4.	Excludes $56-$90 million of upfront and milestone payments and $22-$27 million of share-based compensation expense from estimated GAAP R&D expenses.

5.	Excludes the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income.

6.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2018 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update, discuss its 2018 full year and fourth quarter results and provide 2019 financial guidance. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 7095707.
A replay of the conference call will be available through March 5, 2019 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 7095707. An archived version of the webcast will be available for at least one week in the Investors section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ), a global biopharmaceutical company, is dedicated to developing life-changing medicines for people with limited or no options. As a leader in sleep medicine and with a growing hematology/oncology portfolio, Jazz has a diverse portfolio of products and product candidates in development, and is focused on transforming biopharmaceutical discoveries into novel medicines. Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Defitelio® (defibrotide sodium) and Vyxeos® (daunorubicin and cytarabine) liposome for injection in the U.S. and markets Erwinase®, Defitelio® (defibrotide) and Vyxeos® 44 mg/100 mg powder for concentrate for solution for infusion in countries outside the U.S. For country-specific product information, please visit https://www.jazzpharma.com/medicines. For more information, please visit www.jazzpharmaceuticals.com and follow us on Twitter at @JazzPharma.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from reported GAAP net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of non-GAAP adjustments and the U.S. Tax Act benefit. In this regard, the components of non-GAAP adjusted net income, including non-GAAP cost of product sales, non-GAAP SG&A expenses and non-GAAP R&D expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including its 2019 financial guidance, the company's expectation for further growth, the company's focus on potential regulatory approvals, planned product launches, its development pipeline and multiple initiatives to maximize its commercial portfolio, the potential U.S. and EU regulatory approvals of solriamfetol, the company’s expectations of further Erwinaze supply disruptions and inter-quarter variability in Defitelio net sales, the company's continued focus on the Vyxeos launch, including generating data to support Vyxeos use more broadly, and other statements that are not historical facts.  These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xyrem; effectively commercializing the company’s other products and product candidates; the time-consuming and uncertain regulatory approval process, including the risk that the company’s regulatory submissions, including the solriamfetol NDA and solriamfetol MAA, may not be approved by applicable regulatory authorities in a timely manner or at all; costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in initiating or completing clinical trials; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions, including the risk that the company may not ultimately reach a final settlement with the U.S. Department of Justice to resolve an investigation relating to the company’s support of 501(c)(3) organizations that provide financial assistance to Medicare patients; obtaining and maintaining adequate coverage and reimbursement for the company’s products; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses; the ability to achieve expected future financial performance and results and the uncertainty of future tax and other provisions and estimates; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and future filings and reports by the company, including the company's Annual Report on Form 10-K for the year ended December 31, 2018.  Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.  The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise.  The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Product sales, net	$467,334	$430,095	$1,869,473	$1,601,399
Royalties and contract revenues	9,123	6,304	21,449	17,294
Total revenues	476,457	436,399	1,890,922	1,618,693
Operating expenses:
Cost of product sales (excluding amortization of intangible assets)	26,337	25,248	121,544	110,188
Selling, general and administrative	161,865	143,050	683,530	544,156
Research and development	56,657	65,995	226,616	198,442
Intangible asset amortization	46,543	52,901	201,498	152,065
Impairment charges	—	—	42,896	—
Acquired in-process research and development	—	8,000	—	85,000
Total operating expenses	291,402	295,194	1,276,084	1,089,851
Income from operations	185,055	141,205	614,838	528,842
Interest expense, net	(17,904)	(21,426)	(77,075)	(77,756)
Foreign exchange loss	(1,694)	(854)	(6,875)	(9,969)
Loss on extinguishment and modification of debt	—	—	(1,425)	—
Income before income tax provision (benefit) and equity in loss of investees	165,457	118,925	529,463	441,117
Income tax provision (benefit)	5,144	(113,654)	80,162	(47,740)
Equity in loss of investees	843	372	2,203	1,009
Net income	$159,470	$232,207	$447,098	$487,848

Net income per ordinary share:
Basic	$2.69	$3.87	$7.45	$8.13
Diluted	$2.64	$3.79	$7.30	$7.96
Weighted-average ordinary shares used in per share calculations - basic	59,323	59,980	59,976	60,018
Weighted-average ordinary shares used in per share calculations - diluted	60,413	61,189	61,221	61,317

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$309,622	$386,035
Investments	515,000	215,000
Accounts receivable, net of allowances	263,838	224,129
Inventories	52,956	43,245
Prepaid expenses	25,017	23,182
Other current assets	67,572	76,686
Total current assets	1,234,005	968,277
Property, plant and equipment, net	200,358	170,080
Intangible assets, net	2,731,334	2,979,127
Goodwill	927,630	947,537
Deferred tax assets, net	57,879	34,559
Deferred financing costs	9,589	7,673
Other non-current assets	42,696	16,419
Total assets	$5,203,491	$5,123,672
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,602	$24,368
Accrued liabilities	264,887	198,779
Current portion of long-term debt	33,387	40,605
Income taxes payable	1,197	21,577
Deferred revenue	5,414	8,618
Total current liabilities	345,487	293,947
Deferred revenue, non-current	9,581	16,115
Long-term debt, less current portion	1,563,025	1,540,433
Deferred tax liabilities, net	309,097	383,472
Other non-current liabilities	218,879	176,608
Total shareholders’ equity	2,757,422	2,713,097
Total liabilities and shareholders’ equity	$5,203,491	$5,123,672

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Net cash provided by operating activities	$798,904	$693,087
Net cash used in investing activities	(394,487)	(268,950)
Net cash used in financing activities	(479,130)	(409,111)
Effect of exchange rates on cash and cash equivalents	(1,700)	5,046
Net increase (decrease) in cash and cash equivalents	$(76,413)	$20,072

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP reported net income	$159,470	$232,207	$447,098	$487,848
Intangible asset amortization	46,543	52,901	201,498	152,065
Share-based compensation expense	26,723	27,321	102,441	106,900
Estimated loss contingency	—	—	57,000	—
Impairment charges and disposal costs	—	—	43,969	—
Upfront and milestone payments	—	26,500	11,000	101,500
Expenses related to certain legal proceedings	—	—	—	6,000
Non-cash interest expense	11,291	10,792	43,960	30,026
Income tax effect of above adjustments	(13,751)	(20,425)	(60,896)	(58,818)
U.S. Tax Act benefit	(10,325)	(148,803)	(7,457)	(148,803)
Non-GAAP adjusted net income	$219,951	$180,493	$838,613	$676,718

GAAP reported net income per diluted share	$2.64	$3.79	$7.30	$7.96
Non-GAAP adjusted net income per diluted share	$3.64	$2.95	$13.70	$11.04
Weighted-average ordinary shares used in diluted per share calculations	60,413	61,189	61,221	61,317

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	December 31, 2018				December 31, 2017
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$476,457	$—		$476,457	$436,399	$—		$436,399
Cost of product sales (excluding amortization of intangible assets)	26,337	(1,612)	(a)	24,725	25,248	(1,466)	(a)	23,782
Selling, general and administrative	161,865	(19,758)	(b)	142,107	143,050	(21,636)	(b)	121,414
Research and development	56,657	(5,353)	(c)	51,304	65,995	(22,719)	(c)	43,276
Intangible asset amortization	46,543	(46,543)		—	52,901	(52,901)		—
Acquired in-process research and development	—	—		—	8,000	(8,000)		—
Interest expense, net	17,904	(11,291)	(d)	6,613	21,426	(10,792)	(d)	10,634
Foreign exchange loss	1,694	—		1,694	854	—		854
Income before income tax provision (benefit) and equity in loss of investees	165,457	84,557	(e)	250,014	118,925	117,514	(e)	236,439
Income tax provision (benefit)	5,144	24,076	(f)	29,220	(113,654)	169,228	(f)	55,574
Effective tax rate (g)	3.1%			11.7%	(95.6)%			23.5%
Equity in loss of investees	843	—		843	372	—		372
Net income	$159,470	$60,481	(h)	$219,951	$232,207	$(51,714)	(h)	$180,493
Net income per diluted share	$2.64			$3.64	$3.79			$2.95

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Year Ended
	December 31, 2018				December 31, 2017
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$1,890,922	$—		$1,890,922	$1,618,693	$—		$1,618,693
Cost of product sales (excluding amortization of intangible assets)	121,544	(6,634)	(i)	114,910	110,188	(5,812)	(i)	104,376
Selling, general and administrative	683,530	(134,843)	(j)	548,687	544,156	(89,218)	(j)	454,938
Research and development	226,616	(30,037)	(k)	196,579	198,442	(36,370)	(k)	162,072
Intangible asset amortization	201,498	(201,498)		—	152,065	(152,065)		—
Impairment charges	42,896	(42,896)		—	—	—		—
Acquired in-process research and development	—	—		—	85,000	(83,000)		2,000
Interest expense, net	77,075	(43,960)	(d)	33,115	77,756	(30,026)	(d)	47,730
Foreign exchange loss	6,875	—		6,875	9,969	—		9,969
Loss on extinguishment and modification of debt	1,425	—		1,425	—	—		—
Income before income tax provision (benefit) and equity in loss of investees	529,463	459,868	(l)	989,331	441,117	396,491	(l)	837,608
Income tax provision (benefit)	80,162	68,353	(m)	148,515	(47,740)	207,621	(m)	159,881
Effective tax rate (g)	15.1%			15.0%	(10.8)%			19.1%
Equity in loss of investees	2,203	—		2,203	1,009	—		1,009
Net income	$447,098	$391,515	(n)	$838,613	$487,848	$188,870	(n)	$676,718
Net income per diluted share	$7.30			$13.70	$7.96			$11.04
_____________________________
Explanation of Adjustments and Certain Line Items (in thousands):

(a)	Share-based compensation expense of $1,612 and $1,466 for the three months ended December 31, 2018 and 2017, respectively.

(b)	Share-based compensation expense of $19,758 and $21,636 for the three months ended December 31, 2018 and 2017, respectively.

(c)	Share-based compensation expense of $5,353 and $4,219 and upfront and milestone payments of $0 and $18,500 for the three months ended December 31, 2018 and 2017, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three-month period.

(e)	Sum of adjustments (a) through (d) plus the adjustments for intangible asset amortization and acquired in-process research and development, as applicable, for the respective three-month period.

(f)
Income tax adjustments related to the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income of $13,751 and $20,425 and the impact of the U.S. Tax Act of $10,325 and $148,803 for the three months ended December 31, 2018 and 2017, respectively.

(g)	Income tax provision (benefit) divided by income before income tax provision (benefit) and equity in loss of investees for the respective three- and twelve-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)	Share-based compensation expense of $6,634 and $5,812 for the years ended December 31, 2018 and 2017, respectively.

(j)
Share-based compensation expense of $76,770 and $83,218, estimated loss contingency of $57,000 and $0, disposal costs of $1,073 and $0 and expenses related to certain legal proceedings of $0 and $6,000 for the years ended December 31, 2018 and 2017, respectively.

(k)	Share-based compensation expense of $19,037 and $17,870 and upfront and milestone payments of $11,000 and $18,500 for the years ended December 31, 2018 and 2017, respectively.

(l)
Sum of adjustments (i), (j), (k) and (d) plus the adjustments for intangible asset amortization, impairment charges and acquired in-process research and development, as applicable, for the respective twelve-month period.

(m)
Income tax adjustments related to the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income of $60,896 and $58,818 and the impact of the U.S. Tax Act of $7,457 and $148,803 for the years ended December 31, 2018 and 2017, respectively.

(n)	Net of adjustments (l) and (m) for the respective twelve-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2019 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$395 - $495
Intangible asset amortization	250 - 270
Share-based compensation expense	110 - 125
Upfront and milestone payments	56 - 90
Non-cash interest expense	40 - 50
Income tax effect of adjustments	(75) - (95)
Non-GAAP adjusted net income	$835 - $875

GAAP net income per diluted share	$6.80 - $8.50
Non-GAAP adjusted net income per diluted share	$14.30 - $15.00

Weighted-average ordinary shares used in per share calculations	58

Contacts:

Investors:
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 634 7887
U.S., +1 650 496 2717

Media:
Jacqueline Kirby
Vice President, Corporate Affairs & Government Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 697 2141
U.S., +1 215 867 4910